Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In Connection with the annual report of Bio Tracking Security Inc. (the “Company”) on Form 10-KSB for the period ending June 30,2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”),

I Jean-Francois Amyot, President of the Company, certify, to the best of my knowledge, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: October 14, 2004

/s/ Jean-Francois Amyot
Jean-Francois Amyot
President and Chief Financial Officer
Bio Tracking Security Inc.